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                                                                      Exhibit 24

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence L. Betterley and David T. Giddings, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 of Diametrics Medical, Inc., and any and all amendments or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.


     Signature                Title                         Date
     ---------                -----                         ----


/s/  David T. Giddings        President, Chief Executive    May 4, 1998
---------------------------   Officer and Chairman of
David T. Giddings             the Board of Directors

/s/  Laurence L. Betterley    Chief Financial Officer       May 4, 1998
---------------------------
Laurence L. Betterley

/s/  Jill M. Nussbaum         Corporate Controller          May 4, 1998
---------------------------
Jill M. Nussbaum

/s/  Richard A. Norling       Director                      May 5, 1998
---------------------------
Richard A. Norling

                              Director                      May ___, 1998
---------------------------
Mark B. Knudson, Ph.D.

/s/  Andre de Bruin           Director                      May 5, 1998
---------------------------
Andre de Bruin

/s/  Gerald L. Cohn           Director                      May 5, 1998
---------------------------
Gerald L. Cohn

/s/  Roy S. Johnson           Director                      May 5, 1998
---------------------------
Roy S. Johnson